UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2022

EMPOWERMENT & INCLUSION CAPITAL I CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39857	13-4055608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue

New York, NY 10173

(Address of Principal Executive Offices, and Zip Code)

(212) 468-8655

Registrant’s Telephone Number, Including Area Code

                                        Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	EPWR.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	EPWR	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	EPWR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2022, Empowerment & Inclusion Capital I Corp. (the “Company”) received notice from the staff of NYSE Regulation (the “Staff”) of the New York Stock Exchange (the “NYSE”), indicating that the Staff has determined to commence proceedings to delist the Company’s warrants, each whole warrant exercisable for one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an exercise price of $11.50 per share, and listed to trade on the NYSE under the symbol “EPWR WS” (the “Warrants”), from the NYSE and that trading in the Warrants on the NYSE would be suspended immediately. The Staff has determined that the Warrants are no longer suitable for listing on the NYSE based on “abnormally low” price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual.

Trading in the Company’s Class A Common Stock and units on the NYSE will continue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPOWERMENT & INCLUSION CAPITAL I CORP.

By:	/s/ Harold Ford Jr.
Name:	Harold Ford Jr.
Title:	Chief Executive Officer

Dated: November 28, 2022